EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Singing Machine Company, Inc. (the "Company") on Form 10-K for the year ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Yi Ping Chan, the Interim Chief Executive Officer and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to The Singing Machine Company, Inc. and will be retained by The Singing Machine Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                        /S/ Yi Ping Chan
                                        ----------------------------------------
                                        Yi Ping Chan
                                        Interim Chief Executive Officer and
                                        Chief Operating Officer
                                        (Principal Executive Officer)

                                        Date: July 14, 2006